MARK IV INDUSTRIES, INC.

                  Prospectus Supplement dated February 3, 1999
                    to the Prospectus dated February 13, 1998



The Selling Holders table contained on pages 16-18 of the Prospectus is hereby supplemented to include additional Selling Holders as indicated in the following table:


                                    Aggregate            Number of Shares of
                                Principal Amount         Common Stock Issuable
Name of Selling Holder           of Notes Owned          Upon Conversion of
                                and That May be Sold     Notes That May be Sold


CIBC Oppenheimer Corp.            $2,000,000                   60,952